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                                                                   EXHIBIT 23.1


To the Members of Danka Business Systems PLC and Subsidiaries:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG, Chartered Accountants and Registered Auditors


London, England
July 26, 1996